                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 15, 2002


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 1-5759                                65-0949535
        (Commission File Number)           (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                   33131
(Address of principal executive offices)              (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

                  On February 15, 2002, a subsidiary of Vector Group Ltd. entered into amended agreements to acquire The Medallion Company, Inc., a discount cigarette manufacturer headquartered in Richmond, Virginia, from its principal stockholder Gary L. Hall. The acquisition of Medallion was previously announced by Vector in a press release issued on November 15, 2001 and disclosed in a Form 8-K filed with the SEC on that date.

                  Under the terms of the amended agreements, a subsidiary of Vector will purchase the stock of Medallion, as well as related assets from Mr. Hall. The total purchase price will remain at $110 million, consisting of $50 million in cash and $60 million of notes, with the notes guaranteed by Vector and Liggett Group Inc., a subsidiary of Vector. Under the prior agreements, the purchase price consisted of $75 million in cash and $35 million in notes, with the notes guaranteed by Liggett. The transaction is expected to close early in the second quarter of 2002 and is conditioned upon receipt of antitrust approvals and other customary closing conditions.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1 Purchase and Sale Agreement, dated as of February 15, 2002, between VGR Acquisition Inc., The Medallion Company, Inc. and Gary L. Hall.

10.2     Form of 9% Promissory Note of VGR Acquisition Inc. due 2004.

10.3     Form of 6 1/2% Promissory Note of VGR Acquisition Inc. due 2007.

10.4     Form of Asset Purchase Agreement between VGR Acquisition Inc. and Gary
         L. Hall.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VECTOR GROUP LTD.



                                  By: /s/ Joselynn D. Van Siclen
                                      ------------------------------------------
                                      Joselynn D. Van Siclen
                                      Vice President and Chief Financial Officer

Date: February 21, 2002





                                       3